Consent of Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Counsel and Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated January 31, 2003 in the Registration Statement (Form N-1A) of Investors Mark Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 8 under the Securities Act of 1933 (Registration No. 333-32723) and Amendment No. 9 under the Investment Company Act of 1940 (Registration No. 811-08321).


                                                  /s/Ernst & Young, LLP

Kansas City, Missouri
April 28, 2003